Exhibit 4.4

AMENDMENT NO. 1 TO

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 (the “Amendment”) is made as of this 1st day of April, 2005 to that certain Amended and Restated Registration Rights Agreement (the “Agreement”) made and entered into as of September 30, 2004, by and among COMSYS IT Partners, Inc. (f/k/a Venturi Partners, Inc.), a Delaware corporation (the “Company”), and the parties identified as “Investors” on the signature pages thereto (the “Investors”). Capitalized terms used but not defined herein have the meanings given such terms in the Agreement.

A. The Company and the Investors entered into the Agreement to govern certain of their rights, duties and obligations relating to registration of their Registrable Securities.

B. Section 11(c) of the Agreement provides that the provisions of the Agreement may be amended, modified, supplemented or waived upon the prior written consent of the Company and the Holders of a majority of the outstanding Registrable Securities.

C. The Company and the undersigned Holders representing a majority of the outstanding Registrable Securities desire to amend, modify, supplement and waive provisions of the Agreement as set forth herein.

D. Now, therefore, for good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, now agree as follows:

STATEMENT OF AGREEMENT

Section 1. Section 3(a) of the Agreement is hereby amended by

(i)	deleting the first sentence thereof and inserting the following in lieu thereof:

Whenever the Company or another party having registration rights proposes that the Company register any of the Company’s equity securities under the Securities Act (other than a registration on Form S-4 relating solely to a transaction described in Rule 145 of the Securities Act or a registration on Form S-8 or any successor forms thereto), whether or not for sale for the Company’s own account, the Company will give written notice of such proposed filing to all Holders prior to or promptly after the initial filing of the registration statement.

and

(ii)	deleting the last sentence thereof and inserting the following in lieu thereof:

Each Holder shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time prior to the effective time of such Piggyback Registration except to the extent such withdrawal rights may be limited in any subsequent agreement entered into by a Holder.

Section 2. Section 4(a) of the Agreement is hereby amended by

(i)	deleting the second sentence thereof and inserting the following in lieu thereof:

The Company agrees to use its commercially reasonable efforts to keep such Shelf Registration continuously effective and usable for resale of Registrable Securities for 18 months after the date such Shelf Registration is declared effective by the Commission or such shorter period which will terminate at such time as the Holders have sold all the Registrable Securities covered by such Shelf Registration.

and

(ii)	adding the following sentence at the end thereof:

Notwithstanding the foregoing provisions of this Section 4(a), in the event: (i) the Company proposes to undertake a registered underwritten offering of its securities, (ii) the Company files a registration statement relating thereto on or before April 30, 2005 and such registration statement is declared effective by the Commission on or before July 31, 2005 and (iii) the Holders are given the opportunity to include Registrable Securities in such offering in accordance with Section 3 above, the Company shall not be obligated to cause the Shelf Registration to be declared effective by the SEC until 90 days after the closing of such other securities offering. If the registration statement for such proposed underwritten offering has not been declared effective on or before July 31, 2005, the Company shall again be obligated to cause the Shelf Registration to be declared effective as promptly thereafter as practicable.

Section 3. Section 5(a)(i) is hereby amended and restated to read as follows:

(i) the Board of Directors of the Company determines that filing or maintaining the effectiveness of such Registration Statement would have a material adverse effect on the Company or the holders of its capital stock in relation to any material acquisition or disposition, financing or other corporate transaction or

Section 4. Miscellaneous.

(a) Ratification and Confirmation. Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Agreement shall remain unchanged and in full force and effect without interruption or impairment of any kind.

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(b) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving regard to the conflict of law principles thereof.

(c) Headings. The article and section headings contained in this Amendment are inserted for convenience only and will not affect in any way the meaning or interpretation of this Amendment.

(d) Counterparts. This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement may be delivered by exchange of copies of the signature page by facsimile transmission.

(e) Severability. The provisions of this Amendment will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Amendment, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

(f) Amendment. This Amendment may not be amended or modified except in the manner specified for an amendment of or modification to the Agreement in Section 11(c) of the Agreement.

(g) Entire Agreement. The Agreement as amended by this Amendment constitutes the entire agreement and understanding of the parties in respect of the subject matter of the Agreement as amended by this Amendment and supersedes all prior understandings, agreements or representations by or among the parties, written, or oral, to the extent they relate in any way to the subject matter of the Agreement as amended by this Amendment.

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IN WITNESS WHEREOF the parties hereto have or have caused this Registration Rights Agreement to be duly executed as of the date first above written

THE COMPANY:

COMSYS IT Partners, Inc.

By:	/s/ David L. Kerr
Name:	David L. Kerr
Title:	Senior Vice President—Corporate Development

THE INVESTORS:

INLAND PARTNERS, L.P.

By:	Coryton Management LTD, its General Partner

By:	/s/ Elias J. Sabo
Name:	Elias J. Sabo
Title:	Attorney-in-Fact

LINKS PARTNERS, L.P.

By:	Coryton Management LTD, its General Partner

By:	/s/ Elias J. Sabo
Name:	Elias J. Sabo
Title:	Attorney-in-Fact

[Signature Page to Amendment No. 1 to Amended and Restated Registration Rights Agreement]

MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS, L.P.

By:	MatlinPatterson Global Advisors LLC, its Investment Advisor

By:	/s/ Robert H. Weiss
Name:	Robert H. Weiss
Title:	General Counsel

ZAZOVE ASSOCIATES, LLC, FOR AND ON BEHALF OF:
CENTURY NATIONAL INSURANCE COMPANY,
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA,
SAN DIEGO COUNTY EMPLOYEE RETIREMENT ASSOCIATION (BONY ACCOUNT),
ZAZOVE CONVERTIBLE SECURITIES FUND, INC.,
QWEST OCCUPATIONAL HEALTH TRUST,
QWEST PENSION TRUST,
HFR CA SELECT FUND,
ZURICH INSTITUTIONAL BENCHMARKS MASTER FUND LTD.,
ZAZOVE HIGH YIELD CONVERTIBLE SECURITIES FUND, L.P.,
ZAZOVE AGGRESSIVE GROWTH FUND,
ZAZOVE GLOBAL CONVERTIBLE FUND, L.P.,
ZAZOVE INCOME FUND, L.P.,
SAN DIEGO COUNTY EMPLOYEES RETIREMENT ASSOCIATION,
ZAZOVE HEDGED CONVERTIBLE FUND, L.P.

By:
Name:
Title:

[Signature Page to Amendment No. 1 to Amended and Restated Registration Rights Agreement]

R2 INVESTMENTS, LDC

By:	Amalgamated Gadget, L.P., its Investment Manager
By:	Scepter Holdings, Inc., its General Partner

By:
Name:
Title:

JAMES E. LINKENAUGER

By:

SALOMON SMITH BARNEY

By:
Name:
Title:

SC FUNDAMENTAL VALUE FUND, L.P.

By:	SC Fundamental LLC, its General Partner

By:	/s/ Neil Koffer
Name:	Neil Koffer
Title:	Member

SC FUNDAMENTAL VALUE BVI, LTD.

By:	SC Fundamental Value BVI, Inc., as Managing General Partner of its Investment Manager

By:	/s/ Neil Koffer
Name:	Neil Koffer
Title:	Member

[Signature Page to Amendment No. 1 to Amended and Restated Registration Rights Agreement]

BENSON ASSOCIATES, LLC

By:
Name:
Title:

HIGHBRIDGE CAPITAL MANAGEMENT LLC

By:	Highbridge Capital Management

By:
Name:
Title:

GENE PRETTI

By:

LOUIS F. PRETTI & MARY KAY PRETTI JTWROS

By:	Zazove Associates, LLC, registered investment advisor with discretionary authority

By:

By:

LC CAPITAL MASTER FUND, LTD.

By:
Name:
Title:

[Signature Page to Amendment No. 1 to Amended and Restated Registration Rights Agreement]

BANK OF AMERICA, N.A., formerly known as NationsBank, N.A. and Bank of America Illinois

By:
Name:
Title:

BNP PARIBAS

By:
Name:
Title:

BANK ONE, NA

By:
Name:
Title:

HBV CAPITAL MANAGEMENT LLC

By:
Name:
Title:

[Signature Page to Amendment No. 1 to Amended and Restated Registration Rights Agreement]